Exhibit 99.2

AGREEMENT REGARDING

THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: October 19, 2017

Marc Stad

By:	/s/ Marc Stad

DRAGONEER INVESTMENT GROUP, LLC

By:	/s/ Pat Robertson
Name:	Pat Robertson
Chief Operating Officer

DRAGONEER GLOBAL FUND, L.P.

By:	Dragoneer Global GP, LLC
Its:	General Partner

By:	/s/ Pat Robertson
Name:	Pat Robertson

DRAGONEER GLOBAL FUND II, L.P.

By:	Dragoneer Global GP II, LLC
Its:	General Partner

By:	/s/ Pat Robertson
Name:	Pat Robertson

DRAGONEER OPPORTUNITIES FUND, L.P.

By:	Dragoneer Global GP, LLC
Its:	General Partner

By:	/s/ Pat Robertson
Name:	Pat Robertson